Avantair, Inc. Announces Closing of a Financing and Addition of Four
Aircraft to its Fleet

CLEARWATER, Fla. – October 20, 2009 — Avantair, Inc. (OTCBB: AAIR), the only publicly traded stand-alone private aircraft operator and the sole North American provider of fractional shares and flight hour time cards in the Piaggio Avanti aircraft, today announced two important milestone achievements for the company: the closing of a  financing and the addition of four aircraft to its fleet.

Avantair has closed the final tranche of a financing for total gross proceeds of $10.4 million.  Avantair intends to use the net proceeds from this financing transaction to retire approximately $6.0 million of debt and for working capital and general corporate purposes.  EarlyBirdCapital, Inc. acted as the exclusive placement agent in the offering.

The Company’s improved capital structure enabled the addition of three new managed aircraft to the Avantair fleet. The Company is adding one additional managed aircraft prior to calendar year-end 2009.

“We have demonstrated considerable financial growth in recent quarters and the closing of these transactions further augments our ability to execute on our growth strategy,” said Steven Santo, founder and Chief Executive Officer of Avantair. “The completion of the transaction enables us to further improve our capital structure and significantly improve cash flow.  We have also entered into agreements to expand our fleet with the addition of four aircraft, three of which we have already received and the fourth which we expect to add before the end of the calendar year.  The expansion of our fleet will enable us to keep pace with the strong demand for our flight programs.  Each of the positive trends in our business that we have recently announced—including gains in revenues, flight hours, fleet size and headcount—show that we are taking a growing share of the private aircraft market, so the timing of this expansion couldn’t be better.   At a time when our competitors are downsizing, Avantair continues to grow at a record pace.

“With our infrastructure and balance sheet soundly in place, we believe we are well positioned to reach new levels of success this fiscal year as the number one value provider in private travel,” Mr. Santo concluded.

Under the terms of the offering, Avantair sold approximately 8.8 million shares of Common Stock to investors at a price per share of $0.95.  The sale was consummated among Avantair, the new investors and the investors in June and September 2009 financings.  In conjunction with the transaction, the Company also exchanged 817,000 outstanding warrants that had been issued to investors in the two prior financings for 0.63158 shares of Common Stock per warrant.

About Avantair
Avantair, the only publicly traded stand-alone private aircraft operator and the sole North American provider of fractional shares and flight hour time cards in the Piaggio Avanti aircraft, is headquartered in Clearwater, FL, with over 400 employees. The Company offers private travel solutions for individuals and businesses traveling within its service area, which includes the continental United States, Canada, the Caribbean and Mexico, at a fraction of the cost of whole aircraft ownership. The Company currently manages a fleet of 55 aircraft, with another 53 Piaggio Avanti aircraft on order through 2013. For more information about Avantair, please visit: http://www.avantair.com ..

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Avantair's future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" and similar expressions. Avantair cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Avantair assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Avantair's filings with the Securities and Exchange Commission (SEC) and those as may be identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company's products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition. The information set forth herein should be read in light of such risks. Avantair does not assume any obligation to update the information contained in this press release.

Avantair’s filings with the SEC, accessible on the SEC's website at http://www.sec.gov , discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Investor Relations Contacts:
The Piacente Group, Inc.
Kristen McNally
212-481-2050
aair@tpg-ir.com